UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

Sparta Commerical Services, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-09483	30-0298178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Fifth Avenue, 14th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 239-2666

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On August 9, 2018 we filed the Certificate of Designation (the “Certificate of Designation”) for a Series D Preferred Stock (the “Series D Stock”). The following features are contained in the Certificate of Designation:

●

Holders shall be entitled to convert each share of their Series D Stock into four hundred (400) shares of our common stock for no additional consideration, subject to adjustments, with a maximum conversion of 5% in any thirty (30) day period; and

●

Holders are entitled to a liquidation preference on the stated value after payment to the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock, but before payment to the common shareholders; and

●	Holders shall not have voting rights or rights to dividends; and
●	We are able to redeem the Series D Preferred after three (3) years by paying 115% of the stated value;

The complete rights of the holders of Series D Stock are now defined in the Certificate of Designation filed with the Nevada Secretary of State on August 9, 2018, attached hereto as Exhibit 3.1, and incorporated by reference herein.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation for Series D Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sparta Commercial Services, Inc.

/s/ Anthony Havens

Anthony Havens
Chief Executive Officer

Date: August 14, 2018